EXHIBIT 10.4

FIRST AMENDMENT TO TAX SHARING AGREEMENT

This First Amendment (the “Amendment”) is being entered into as of the              day of June, 1999 and is entered into by and among FTD Corporation, a Delaware corporation (“Parent”), Florists’ Transworld Delivery, Inc., a Michigan corporation (“Subsidiary No. 1”), and ftd.com inc., a Delaware corporation (“Subsidiary No. 2”).

RECITALS

1. Parent and Subsidiary No. 1 are parties to a Tax Sharing Agreement, dated as of December 19, 1994 (the “Agreement”).

2. Subsidiary No. 1 has, as of the date hereof, formed Subsidiary No. 2 as a wholly owned subsidiary of Subsidiary No. 1, and pursuant to a Formation Agreement, dated as of the date hereof, between Subsidiary No. 1 and Subsidiary No. 2 transferred certain of Subsidiary No. 1’s assets to Subsidiary No. 2 in exchange for an equity interest in Subsidiary No. 2.

3. The parties wish to amend the Agreement to make Subsidiary No. 2 a member of the Group (as such term is defined in the Agreement), with the intent that it have the same rights, privileges, obligations and responsibilities as Subsidiary No. 1 and the other members of the Group, to the same extent as if Subsidiary No. 2 had been named as a member of the Group therein.

THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

AGREEMENT

1. Definitions. Capitalized terms used herein but not defined herein shall have the respective meanings set forth in the Agreement, as amended hereby.

2. Additional Group Member. Parent hereby agrees that Subsidiary No. 2 will be entitled to exercise, jointly and severally with Subsidiary No. 1, all of the rights and privileges Subsidiary under the Agreement, and Subsidiary No. 2 hereby acknowledges and agrees that it will be liable, jointly and severally, for the obligations of Subsidiary under the Agreement. Subsidiary No. 2 hereby agrees to be bound by all of the terms and conditions of the Agreement applicable to Subsidiary thereunder.

3. Miscellaneous. Except as expressly provided in this Amendment, the Agreement is hereby ratified and confirmed by the parties. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which counterparts together will constitute but one and the same instrument. This Amendment will be shall be construed in accordance with and governed by the laws of the jurisdiction set forth in Section 10 of the Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

FTD Corporation

By:

Name:
Title:

Florists’ Transworld Delivery, Inc.

By:

Name:
Title:

FTD.COM Inc.

By:

Name:
Title: